 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2017

 ASTEC INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Tennessee	001-11595	62-0873631
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1725 Shepherd Rd., Chattanooga, TN		37421
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (423) 899-5898

N/A
(Former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders

Astec Industries, Inc. (the Company) held its Annual Meeting of Shareholders on April 27, 2017.  The following is a summary of the matters voted on at the meeting:

(a)  The results of the voting for the election of three directors in Class I to each serve a three-year term were as follows:

	For	Withheld	Broker Non-Votes
William D. Gehl	20,278,910	680,021	1,140,697
William G. Dorey	20,373,395	585,536	1,140,697
Charles F. Potts	20,828,316	130,615	1,140,697

(b)  The results of the voting on a non-binding resolution to approve the compensation of the Company's executive officers were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
20,775,890	171,987	11,054	1,140,697

 (c)  The results of the voting to recommend the frequency with which shareholder approval of the Compensation of the Company's named executive officers is solicited were as follows:

1 Year	2 Years	3 Years	Abstain
17,204,753	13,124	3,375,495	5,559

     (d)  The results of the voting for the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year 2017 were as follows:

Votes For	Votes Against	Abstain
22,073,942	16,430	9,256

In light of the shareholders selection of the annual say-on-pay votes, the Board has determined that say-on-pay votes will continue to be held every year until the next shareholder vote on the frequency is solicited.

Item 8.01.  Other Events
On April 27, 2017, the Board of Directors of Astec Industries, Inc. (the "Company") declared a quarterly cash dividend of ten cents ($0.10) per share of Company common stock to be paid on or after May 26, 2017 to the Company's common shareholders of record as of May 11, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2017	ASTEC INDUSTRIES, INC.
By:/s/ David C. Silvious David C. Silvious Chief Financial Officer and Treasurer (Principal Financial Officer)